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                                                                EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference into (i) the Current Report on Form 8-K of Millennium Pharmaceuticals, Inc. dated February 13, 2002, and
(ii) the previously filed Registration Statements on Form S-3 (File Nos. 333-28239, 333-90399, 333-31344, 333-33770, 333-42770 and 333-75168) and Form
S-8 (File Nos. 333-15355, 333-15353, 333-15349, 333-15357, 333-29321,
333-29319, 333-84381, 333-84373, 333-84377, 333-93397, 333-93249, 333-35896,
333-38472, 333-71396, 333-71398, 333-81234 and 333-82598) of Millennium
Pharmaceuticals, Inc., of our report dated January 18, 2001 with respect to the financial statements of COR Therapeutics, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP

Palo Alto, California
February 8, 2002